EXHIBIT 23.13

CONSENT OF LORI ANN Y. FUJIOKA, ESQ.

TRIMBLE TATE NULAN & EVANS, P.C.
Attorneys and Counselors at Law
The Lincoln Center, Suite 2750
1660 Lincoln Street
Denver, Colorado 80264
(303) 839-1572
FAX: (303) 832-9233
CONSENT

WE HEREBY CONSENT to the inclusion of our name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Mongolian Explorations Ltd.

DATED this 25th day of April, 2005.

Very truly yours,

TRIMBLE TATE NULAN & EVANS, P.C.

/s/ Lori Ann Y. Fujioka
Lori Ann Y. Fujioka